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                                                                    Exhibit 23.3

                  [BERKOVITS, LAGO & COMPANY, LLP LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Mixson Corporation f/k/a Speed Release Lock Company on Form S-1 of our report dated August 4, 2000 on the balance sheet of Mixson Corp. as of April 30, 2000 and 1999 and the related statements of operations, stockholders' equity, and cash flows for the three years ended April 30, 2000, and our report dated August 4, 2000 on the balance sheet of PPCT Products, LLC as of April 30, 2000 and December 31, 1999 and the related statements of operations, changes in members' deficit, and cash flows for the four months ended April 30, 2000 and for the period January 19, 1999 (date of inception) to December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ Berkovits, Lago & Company, LLP

March 2, 2001